Exhibit 99.1

NEWS RELEASE

MURPHY OIL CORPORATION ANNOUNCES OFFERING OF $600 MILLION OF SENIOR NOTES DUE 2032

HOUSTON, Texas, September 19, 2024 – Murphy Oil Corporation (the “Company”) (NYSE: MUR) announced today that, subject to market conditions, it intends to offer $600 million of Senior Notes due 2032 pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission (“SEC”).

The Company expects to use the net proceeds from the offering, together with cash on hand, to (i) fund the cash tender offers (the “Tender Offers”) announced today to purchase up to $600 million aggregate principal amount of its outstanding 5.875% Senior Notes due 2027, 6.375% Senior Notes due 2028 and 7.050% Senior Notes due 2029 (together, the “Tender Notes”) pursuant to the terms and conditions set forth in the Offer to Purchase for the Tender Offers and (ii) pay any related premiums, fees and expenses.

J.P. Morgan Securities LLC, BofA Securities, Inc. and MUFG Securities Americas Inc. are acting as physical joint book-running managers for the offering. The offering is being made under an automatic shelf registration statement on Form S-3 (Registration No. 333-260287) filed by the Company with the SEC and only by means of a prospectus supplement and accompanying prospectus. An investor may obtain free copies of the prospectus supplement and accompanying prospectus related to the offering by visiting EDGAR on the SEC website, www.sec.gov, or by contacting:

J.P. Morgan Securities LLC

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, New York 11717

Telephone: 1-866-803-9204

This news release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In addition, this news release does not constitute an offer to purchase or the solicitation of an offer to sell the Tender Notes.

ABOUT MURPHY OIL CORPORATION

As an independent oil and natural gas exploration and production company, Murphy Oil Corporation believes in providing energy that empowers people by doing right always, staying with it and thinking beyond possible. Murphy challenges the norm, taps into its strong legacy and uses its foresight and financial discipline to deliver inspired energy solutions. Murphy sees a future where it is an industry leader who is positively impacting lives for the next 100 years and beyond.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified through the inclusion of words such as “aim”, “anticipate”, “believe”, “drive”, “estimate”, “expect”, “expressed confidence”, “forecast”, “future”, “goal”, “guidance”, “intend”, “may”, “objective”, “outlook”, “plan”, “position”, “potential”, “project”, “seek”, “should”, “strategy”, “target”, “will” or variations of such words and other similar expressions. These statements, which express management’s current views concerning future events, results and plans, are subject to inherent risks, uncertainties and assumptions (many of which are beyond our control) and are not guarantees of performance. In particular, statements, express or implied, concerning the Company’s future operating results or activities and returns or the Company’s ability and decisions to replace or increase reserves, increase production, generate returns and rates of return, replace or increase drilling locations, reduce or otherwise control operating costs and expenditures, generate cash flows, pay down or refinance indebtedness, achieve, reach or otherwise meet initiatives, plans, goals, ambitions or targets with respect to emissions, safety matters or other ESG (environmental/social/governance) matters, make capital expenditures or pay and/or increase dividends or make share repurchases and other capital allocation decisions are forward-looking statements. Factors that could cause one or more of these future events, results or plans not to occur as implied by any forward-looking statement, which consequently could cause actual results or activities to differ materially from the expectations expressed or implied by such forward-looking statements, include, but are not limited to: macro conditions in the oil and gas industry, including supply/demand levels, actions taken by major oil exporters and the resulting impacts on commodity prices; geopolitical concerns; increased volatility or deterioration in the success rate of our exploration programs or in our ability to maintain production rates and replace reserves; reduced customer demand for our products due to environmental, regulatory, technological or other reasons; adverse foreign exchange movements; political and regulatory instability in the markets where we do business; the impact on our operations or market of health pandemics such as COVID-19 and related government responses; other natural hazards impacting our operations or markets; any other deterioration in our business, markets or prospects; any failure to obtain necessary regulatory approvals; any inability to service or refinance our outstanding debt or to access debt markets at acceptable prices; or adverse developments in the U.S. or global capital markets, credit markets, banking system or economies in general, including inflation. For further discussion of factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement, see “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we file, available from the SEC’s website. Murphy Oil Corporation undertakes no duty to publicly update or revise any forward-looking statements.

Investor Contacts:

InvestorRelations@murphyoilcorp.com

Kelly Whitley, 281-675-9107

Megan Larson, 281-675-9470

Beth Heller, 832-506-6831